                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in Post-Effective Amendment No. 1 to the
Registration Statement on Form N1-A of our report dated December 26, 2000, relating to the Statement of Net Assets and related notes of the VP Prime Money
Market Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Experts", and
"Independent Accountants" in such Registration Statement.

/*/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Kansas City, Missouri
April 10, 2001